Exhibit 1.2

EXECUTION COPY

PRICING AGREEMENT

April 3, 2012

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

As Representatives of the several

Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”), and Brandywine Operating Partnership, L.P., a Delaware limited partnership and subsidiary of the Company (the “Operating Partnership”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated April 3, 2012 (the “Underwriting Agreement”), among the Company, the Operating Partnership and you for the Company to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the common shares of beneficial interests of the Company specified in Schedule I hereto (the “Designated Shares,” consisting of Firm Shares and any Optional Shares the Underwriters may elect to purchase). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Preliminary Prospectus and the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Preliminary Prospectus and the Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Preliminary Prospectus and the Prospectus relating to the Designated Shares which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Designated Shares pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule I hereto.

The Prospectus, relating to the Designated Shares, in the form of the draft heretofore delivered to you, is now proposed to be filed with the Commission.

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Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule I hereto, the number of Firm Shares set forth in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees to purchase from the Company at the purchase price to the Underwriters set forth in Schedule I hereto that portion of the number of Optional Shares as to which such election shall have been exercise. The Company hereby grants to each of the Underwriters the right to purchase, from time to time, at its election up to the number of Optional Shares set forth in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from the Representatives to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Underwriters, but in no event earlier than the First Time of Delivery or, unless the Underwriters and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement among the Company, the Operating Partnership and the Underwriters.

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Very truly yours,

BRANDYWINE REALTY TRUST

By:	/s/ Howard M. Sipzner
Name:	Howard M. Sipzner
Title:	Executive Vice President, Chief Financial Officer

BRANDYWINE OPERATING PARTNERSHIP, L.P.

By:	Brandywine Realty Trust, its General Partner

By:	/s/ Howard M. Sipzner
Name:	Howard M. Sipzner
Title:	Executive Vice President, Chief Financial Officer

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Shawn Cepeda
Name:	Shawn Cepeda
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Auren Kule
Name:	Auren Kule
Title:	Vice President

For themselves and as Representatives

of the several Underwriters

SCHEDULE I

Title of Designated Shares: 6.90% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 and liquidation preference $25 per share

Number of Designated Shares:

Number of Firm Shares: 4,000,000

Maximum Number of Optional Shares: 600,000

Initial Offering Price to Public: $25.00 per share

Purchase Price by Underwriters: $24.2125 per share

Distribution Rate: 6.90% per annum of $25.00 liquidation preference (equivalent to $1.725 per annum per share)

Distribution Payments Dates: On or about January 15, April 15, July 15 and October 15, commencing on July 15, 2012

Optional Redemption Date: On or after April 11, 2017

Conversion Rights—Share Cap: 4.3215 shares

Other Terms and Conditions of Preferred Shares: As set forth in the Preliminary Prospectus Supplement dated April 2, 2012

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,600,000
Citigroup Global Markets Inc.	1,600,000
J.P. Morgan Securities LLC	280,000
RBC Capital Markets, LLC	280,000
Janney Montgomery Scott LLC	120,000
PNC Capital Markets LLC	120,000

Total	4,000,000

SCHEDULE I-1

Form of Designated Shares: Definitive form to be made available for checking by the Representative at least twenty-four hours prior to the Time of Delivery at the office of The Depository Trust Company or its designated custodian.

Clear Market Period (Section 5(e) of the Underwriting Agreement): From date hereof through May 3, 2012.

Specified Funds for Payment of Purchase Price: Federal or other same day funds

Time of Delivery: 9:30 a.m. (New York City time), April 11, 2012

Closing Location:	Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017

Names and Addresses of Representative:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park New York, New York 10036

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Addresses for Notices, etc.:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park New York, New York 10036
Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013
Attention: General Counsel Telecopy: (212) 816-7912

Underwriters’ Counsel: Simpson Thacher & Bartlett LLP

Additional Terms and Conditions: None.

SCHEDULE I-2

SCHEDULE II

Specified Free Writing Prospectus

Term Sheet, dated the date hereof, filed pursuant to Rule 433 under the Securities Act.

Additional Approved Written Communication

(Not comprising part of Time of Sale Information)

Press release, dated the date hereof, relating to redemption of the Company’s 7.50% Series C Cumulative Redeemable Preferred Shares

SCHEDULE II-1

SCHEDULE III

Specified Joint Venture Subsidiaries

Two Tower Bridge Associates

Four Tower Bridge Associates

Five Tower Bridge Associates

Six Tower Bridge Associates

Seven Tower Bridge Associates

Eight Tower Bridge Associates

1000 Chesterbrook Boulevard

PJP Building Two, LC

PJP Building Five, LC

PJP Building Six, LC

PJP Building Seven, LC

Macquarie BDN Christina LLC

Broadmoor Austin Associates

Residence Inn Tower Bridge

G&I Interchange Office LLC (DRA)

Invesco, L.P.

Coppell Associates

One Commerce Square

Two Commerce Square

Brandywine – AI Venture, LLC

Brandywine 1919 Ventures

SCHEDULE III-1

SCHEDULE IV

Changes in Beneficial Interest of the Parent Company

None.

SCHEDULE IV-1